UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REFCO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2537426
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

One World Financial Center 200 Liberty Street, Tower A	10281
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-123969

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Title of Class

Item 1.                                                           Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in Registrant’s prospectus, which constitutes a part of Registrant’s Registration Statement on Form S-1 (File No. 333-123969), as may be amended from time to time, filed with the Securities and Exchange Commission, which information is incorporated by reference herein.  Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.                                                           Exhibits

The following exhibits to this Registration Statement have been filed as exhibits to Registrant’s Registration Statement on Form S-1 (File No. 333-123969), as amended (“Form S-1”), filed under the Securities Act of 1933, as amended, and are hereby incorporated herein by reference.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant to be in effect at the time of the offering made under the Registration Statement on Form S-1 (File No. 333-123969).
3.2	Amended and Restated By-laws of the Registrant to be in effect at the time of the offering made under the Registration Statement Form S-1 (File No. 333-123969).
4.1	Specimen Common Stock Certificate.
4.2	Form of Amended and Restated Securityholders Agreement.
10.1	Form of the Refco Inc. 2005 Stock Incentive Plan.
10.2	Form of Restricted Stock Agreement.
10.3	Form of Restricted Stock Agreement for Independent Directors.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	August 11, 2005	By:	/s/ Dennis A. Klejna
Dennis A. Klejna
Executive Vice President and General Counsel